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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT ENGINEER

     As an independent engineering consultant, I hereby consent to the use of my reports and data extracted therefrom (and all references to me and my Firm) included in or made a part of this Registration Statement on Form S-4 relating to the registration of 10 1/4% Notes due 2006 of Costilla Energy, Inc. to be filed with the Securities and Exchange Commission on or about April 17, 1998.

                                            W. SCOTT EPLEY, P.E.

Midland, Texas
April 17, 1998